Exhibit 99.1

LAZYDAYS ANNOUNCES COMPREHENSIVE RECAPITALIZATION AND ASSET SALES

RESULTING IN SIGNIFICANTLY STRENGTHENED BALANCE SHEET AND STREAMLINED
OPERATIONAL FOOTPRINT

Transactions meaningfully reduce debt, interest and preferred stock dividend payments, add substantial cash to the balance sheet, and position Lazydays to return to profitability

Company expected to have $35 million of cash, bringing net debt down to $26 million

TAMPA, Fla., Nov. 15, 2024 /PRNewswire/ — Lazydays Holdings, Inc. (“Lazydays,” the “Company,” “we” or “us”) (NasdaqCM: GORV) today announced a series of transformative transactions designed to provide the Company with a significantly strengthened financial foundation and a more focused dealership portfolio. These transactions, which include a comprehensive recapitalization and certain asset sales, will result in meaningful reductions in the Company’s debt, interest and preferred stock dividend payments, substantial added cash to the balance sheet, and an improvement in the underlying earnings power of the business.

Transaction Highlights

●	We agreed to sell seven dealerships, including real estate where applicable, and issue common stock to certain indirect subsidiaries of Camping World Holdings, Inc. (“Camping World”) for a combined $65.5 million, subject to conditions.

●	We agreed to sell one additional dealership asset to a separate buyer for $8 million, subject to conditions.

●	We closed a $30 million common equity PIPE at $1.03 per share with clients of Alta Fundamental Advisers and Coliseum Capital Management (collectively, the “PIPE Investors”).

●	We plan to launch a $25 million rights offering at $1.03 per share, allowing all our common stockholders (other than the PIPE Investors and Camping World) to purchase common stock at the same price as PIPE Investors, subject to the U.S. Securities and Exchange Commission declaring a registration statement on Form S-1 effective.

●	We agreed to exchange all outstanding convertible preferred stock for common stock at $1.03 per share, eliminating our preferred stock liquidation preference, preferred dividend requirement and other preferred stockholder rights, subject to conditions.

●	We executed an amendment to the credit facility with the Company’s lender group led by Manufacturers and Traders Trust Company (“M&T Bank”), providing significant financial flexibility.

●	The transactions will collectively result in $65 million reduction of debt, elimination of $68 million preferred stock liquidation preference, and $16 million reduction of interest and preferred dividend payments.

●	Pro forma for the transactions (excluding proceeds and shares from the proposed rights offering), Lazydays is expected to have $35 million of cash on the balance sheet, debt of $61 million (excluding floor plan financings), and 119.5 million shares of common stock outstanding.

“We are pleased to announce these transformative transactions, which streamline our portfolio, strengthen our balance sheet and enhance our financial flexibility for the benefit of the Company and all of our stakeholders – investors, customers, OEM partners, and employees,” said Robert DeVincenzi, Chairman of Lazydays. “Collectively, these transactions represent a critical step in the revitalization of Lazydays’ business and demonstrate the confidence that investors have in our long-term success. We are grateful for the support we have received from Alta, Coliseum, Camping World and our lender group led by M&T Bank, and look forward to building upon the robust financial foundation we have set today to reaffirm Lazydays’ position as a leader in the RV industry.”

“Today marks a turning point for the trajectory of Lazydays,” added Ronald Fleming, Interim CEO of Lazydays. “The last couple of years have proven challenging as we navigated the economic environment and determined the optimal path forward for the business, and I am grateful for the dedication and hard work of our employees during this time. I am confident that as a nimbler organization with enhanced liquidity, Lazydays’ brightest days are ahead.”

Marcus Lemonis, Chairman and CEO of Camping World commented, “Lazydays has been a part of the fabric of the RV industry for over 30 years, and its health is important to Camping World, the RV industry, and our OEM partners. We are encouraged to see the Company take the necessary steps to fortify its balance sheet and make progress towards streamlining its portfolio.”

Mr. DeVincenzi concluded, “Lazydays is an iconic brand with a longstanding reputation for providing exceptional service and experiences to RV owners. By monetizing certain assets and recapitalizing the business, we have committed to upholding Lazydays’ incredible legacy, while restoring stockholder value.”

Asset Sales and Stock Issuance

Lazydays has entered into agreements to sell certain assets, subject to conditions. Under the terms of the agreements, Lazydays will sell seven dealerships, including owned real estate for three of the dealerships, and issue 9.7 million shares of common stock to Camping World for $65.5 million. Lazydays will also sell one dealership to a separate buyer for cash proceeds of $8 million, subject to conditions. These dispositions will create a leaner, more focused operational footprint for Lazydays comprised of 15 dealerships nationwide and over $95 million of owned real estate value across nine locations.

Comprehensive Recapitalization

In conjunction with the asset sales and stock issuance to Camping World, Lazydays has entered into securities purchase agreements with the PIPE Investors for the sale and issuance of $30 million of common stock through a private investment in public equity financing exempt from registration under the Securities Act of 1933 (the “PIPE”). The PIPE was priced at $1.03 per share, which will result in the issuance of 29.1 million new shares of common stock.

The Company plans to file a registration statement on Form S-1 with the U.S. Securities and Exchange Commission for a rights offering that will provide all common stockholders (other than the PIPE Investors and Camping World) with the opportunity to purchase shares of common stock at the same price per share as the PIPE Investors and Camping World, subject to the registration statement being declared effective by the U.S. Securities and Exchange Commission. Holders of the Company’s common stock (other than the PIPE Investors and Camping World) will receive rights to purchase an aggregate of $25 million of common stock at a price of $1.03 per share.

Lazydays has also entered into exchange agreements with the holders of the Company’s outstanding Series A Convertible Preferred Stock (the “Preferred Stock”) to exchange all shares of Preferred Stock for 66.5 million shares of common stock (the “Preferred Stock Exchange”), eliminating the current accrued liquidation preference of the Preferred Stock of $68 million and annual dividend of $9 million, in a two-step exchange transaction, with the second exchange being subject to conditions.

Following closing of the PIPE, the Preferred Stock Exchange and the share issuance to Camping World as part of the asset sale, Lazydays expects to have 119.5 million shares of common stock issued and outstanding.

The Company also executed an amendment to its syndicated credit facility led by M&T Bank, providing the Company with runway to execute its operational turnaround. Pursuant to the amendment, Lazydays received meaningful financial covenant flexibility through the first quarter of 2026.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any rights, common stock or any other securities, nor will there be any offer, solicitation or sale of any rights, the common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction.

Advisors

The Company and its Board of Directors were advised by Stoel Rives LLP, Richards, Layton & Finger, P.A., Miller Buckfire, a Stifel Company, and CR3 Partners.

About Lazydays

Lazydays has been a prominent player in the RV industry since our inception in 1976, earning a stellar reputation for delivering exceptional RV sales, service, and ownership experiences. Our commitment to excellence has led to enduring relationships with RVers and their families who rely on us for all of their RV needs.

Our wide selection of RV brands from top manufacturers, state-of-the-art service facilities, and an extensive range of accessories and parts ensure that Lazydays is the go-to destination for RV enthusiasts seeking everything they need for their journeys on the road. Whether you’re a seasoned RVer or just starting your adventure, our dedicated team is here to provide outstanding support and guidance, making your RV lifestyle truly extraordinary.

Lazydays is a publicly listed company on the Nasdaq stock exchange under the ticker “GORV.”

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future financing transactions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods. Examples of forward-looking statements in this press release include, among others, the benefits of the transactions described herein, the future financial performance of the Company following such transactions and statements regarding the planned rights offering.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including our ability to obtain further waivers or amendments to credit agreements, the actions or inactions of our lenders, available borrowing capacity, our compliance with financial covenants and our ability to refinance or repay indebtedness on terms acceptable to us), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and others set forth throughout under the headers “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and in the notes to our financial statements, in our most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and from time to time in our other filings with the U.S. Securities and Exchange Commission. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, which are made as of the date of this release.

Contact

investors@lazydays.com